EXHIBIT 99.1

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

FOR EARTHSTONE ENERGY, INC.

On December 20, 2017, Earthstone Energy, Inc. (“Earthstone” or the “Company”), closed its previously announced agreement to sell all of its oil and natural gas leases, oil and natural gas wells and associated assets located in the Williston Basin in North Dakota (the “Bakken Sale”) to Statoil Oil & Gas LP, an unaffiliated party. The sale resulted in net proceeds of approximately $26.7 million after normal and customary purchase price adjustments of $0.3 million to account for net cash flows from the effective date to the closing date. The effective date of the Bakken Sale was December 1, 2017.  The net proceeds were used to repay $25.0 million of outstanding borrowings under the Company’s credit facility and the remaining $1.7 million retained in cash for current operating funds.

As previously disclosed in its Current Report on Form 8-K filed on May 12, 2017 with the U.S. Securities and Exchange Commission (the “SEC”), on May 9, 2017, Earthstone completed the Contribution Agreement dated as of November 7, 2016, and as amended on March 21, 2017 (the “Bold Transaction”), by and among the Company, Earthstone Energy Holdings, LLC, a Delaware limited liability company (“EEH”), Lynden USA, Inc., a Utah corporation, Lynden USA Operating, LLC, a Texas limited liability company, Bold Energy Holdings, LLC, a Texas limited liability company (“Bold Holdings”), and Bold Energy III LLC, a Texas limited liability company (“Bold”). On June 22, 2017, Earthstone filed a Current Report on Form 8-K/A for the purpose of providing unaudited pro forma condensed combined financial statements giving effect to the Bold Transaction, as required by Item 9.01(b) of Form 8-K.

As previously disclosed in its Current Report on Form 8-K filed on May 24, 2016 with the SEC, on May 18, 2016, Earthstone completed the acquisition (the “Lynden Acquisition”) of Lynden Energy Corp. (“Lynden Corp.”). Earthstone filed a Current Report on Form 8-K/A on June 3, 2016 for the purpose of providing unaudited pro forma condensed combined financial statements giving effect to Lynden Acquisition, as required by Item 9.01(b) of Form 8-K.

The following unaudited pro forma condensed combined financial information as of September 30, 2017 and for the nine months then ended is derived from the historical consolidated financial statements of Earthstone and Bold, and has been adjusted to reflect the Bakken Sale and the Bold Transaction. Certain of Bold’s historical amounts have been reclassified to conform to Earthstone’s financial statement presentation. The unaudited pro forma condensed combined balance sheet as of September 30, 2017 gives effect to the Bakken Sale as if it had occurred on September 30, 2017. The unaudited pro forma condensed combined statement of operations for the nine months ended September 30, 2017 gives effect to the Bakken Sale and the Bold Transaction as if each had occurred on January 1, 2016. The unaudited pro forma condensed combined statements of operations for the year ended December 31, 2016 gives effect to the Bakken Sale, the Bold Transaction and the Lynden Acquisition as if each had occurred on January 1, 2016.

The unaudited pro forma condensed combined financial statements reflect pro forma adjustments based on available information and certain assumptions that Earthstone believes are reasonable which include the following:

•	Earthstone’s acquisitions of Bold and Lynden Corp. are accounted for using the acquisition method of accounting for business combinations;
•	Liabilities are recognized for transaction related costs;
•

Depreciation, depletion and amortization and accretion expense are adjusted due to the fair value adjustments to oil and gas properties and asset retirement obligations in connection with the Bold Transaction and the Lynden Acquisition;

•	Estimated tax impacts of the pro forma adjustments; and

Assumptions and estimates underlying the pro forma adjustments are more fully described in the accompanying notes, which should be read in conjunction with the unaudited pro forma condensed combined financial statements.

The unaudited pro forma condensed combined financial information does not purport to represent what Earthstone’s financial position would have been had the Bakken Sale and the Bold Transaction actually been consummated on September 30, 2017, or what Earthstone’s financial position would have been had the Bakken Sale, the Bold Transaction and the Lynden Acquisition actually been consummated on January 1, 2016. The unaudited pro forma condensed combined financial information is not indicative of Earthstone’s future financial position or results of operations and does not reflect future events that may occur after the Bakken Sale, including, but not limited to, the anticipated realization of ongoing savings from operating efficiencies, or offsetting unforeseen incremental costs. The unaudited pro forma condensed combined financial statements have been derived from and should be read in conjunction with the historical consolidated financial statements and accompanying notes contained in the Earthstone Annual Report on Form 10-K/A for the year ended December 31, 2016, Earthstone’s Quarterly Report on Form 10-Q for the nine months ended September 30, 2017, and the historical financial statements of Bold as of December 31, 2016, and as of March 31, 2017 and for the three months then ended.

Below is the unaudited pro forma condensed combined financial information and related notes thereto which give effect to the Bakken Sale, the Bold Transaction and the Lynden Acquisition. The following unaudited pro forma condensed combined financial information sets forth pro forma adjustments giving effect to the Bakken Sale, the Bold Transaction and the Lynden Acquisition as if such transactions had been completed on January 1, 2016, the beginning of the earliest period presented, for purposes of the unaudited pro forma condensed combined statements of operations. The pro forma adjustments made are (1) directly attributable to the Bakken Sale, the Bold Transaction and the Lynden Acquisition, (2) factually supportable, and (3) expected to have a continuing impact on the consolidated results.

The unaudited pro forma condensed combined balance sheet as of September 30, 2017 has been derived from the unaudited historical condensed consolidated balance sheet of Earthstone as of September 30, 2017.

The unaudited pro forma condensed combined statement of operations for the nine months ended September 30, 2017 has been derived from:

•	the unaudited historical consolidated statement of operations of Earthstone for the nine months ended September 30, 2017; and
•	the unaudited historical consolidated statement of operations of Bold for the period January 1, 2017 through May 8, 2017.

The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2016 has been derived from:

•	the audited historical consolidated statement of operations of Earthstone for the year ended December 31, 2016;
•	the unaudited historical condensed consolidated interim statement of income (loss) and comprehensive income (loss) of Lynden Corp. for the three months ended March 31, 2016; and
•	the audited historical consolidated statement of operations of Bold for the year ended December 31, 2016.

EARTHSTONE ENERGY INC.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

AS OF SEPTEMBER 30, 2017

(In thousands, except share and per share amounts)

ASSETS	Earthstone Historical	Pro Forma Adjustments	Notes	Earthstone Pro Forma Combined as Adjusted
Current assets:
Cash	$11,047	$1,685	(b)	$12,732
Accounts receivable:
Oil, natural gas, and natural gas liquids revenues	15,093	—		15,093
Joint interest billings and other, net of allowance	4,371	—		4,371
Derivative asset	147	—		147
Prepaid expenses and other current assets	1,299	—		1,299
Total current assets	31,957	1,685		33,642

Oil and gas properties, successful efforts method:
Proved properties	599,222	(32,237)	(a)	566,985
Unproved properties	291,364	—		291,364
Land	5,534	—		5,534
Total oil and gas properties	896,120	(32,237)		863,883

Accumulated depreciation, depletion and amortization	(122,842)	8,405	(a)	(114,437)
Net oil and gas properties	773,278	(23,832)		749,446

Other noncurrent assets:
Goodwill	17,620	—		17,620
Office and other equipment, net of accumulated depreciation	1,039	—		1,039
Other noncurrent assets	1,078	—		1,078
TOTAL ASSETS	$824,972	$(22,147)		$802,825
LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$19,343	$540	(c)	19,883
Revenues and royalties payable	9,156	—		9,156
Accrued expenses	16,516	—		16,516
Derivative liability	1,986	—		1,986
Advances	5,048	—		5,048
Current portion of long-term debt	1,704	—		1,704
Total current liabilities	53,753	540		54,293

Noncurrent liabilities:
Long-term debt	71,400	(25,000)	(b)	46,400
Asset retirement obligation	3,204	(210)	(d)	2,994
Derivative liability	422	—		422
Deferred tax liability	16,513	—		16,513
Other noncurrent liabilities	143	—		143
Total noncurrent liabilities	91,682	(25,210)		66,472

Equity:
Preferred stock, $0.001 par value, 20,000,000 shares authorized; none issued or outstanding	—	—		—
Class A common stock, $0.001 par value, 200,000,000 shares authorized; 22,988,759 shares issued and outstanding	23	—		23
Class B common stock, $0.001 par value, 50,000,000 shares authorized; 36,070,828 shares issued and outstanding	36	—		36
Additional paid-in capital	463,009			463,009
Accumulated deficit	(227,146)	981	(e)	(226,165)
Total Earthstone Energy, Inc. equity	235,922	981		236,903
Noncontrolling interest	443,615	1,542	(e)	445,157
Total equity	679,537	2,523		682,060

TOTAL LIABILITIES AND EQUITY	$824,972	$(22,147)		$802,825

See accompanying Notes to the Unaudited Pro Forma Condensed Combined Financial Statements

EARTHSTONE ENERGY INC.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2017

(In thousands, except share and per share amounts)

	For the Nine Months Ended September 30, 2017
	Earthstone Historical	Bold Historical	Bold Pro Forma Adjustments	Notes	Earthstone Pro Forma Results adjusted for Bold Acquisition	Pro Forma Adjustments - Bakken Asset Disposition	Notes	Earthstone Pro Forma Combined
REVENUES
Oil	$59,815	$23,183	$—		$82,998	$(6,992)	(j)	$76,006
Natural gas and Natural gas liquids	12,587	3,607	—		16,194	(1,037)	(j)	15,157
Total revenues	72,402	26,790	—		99,192	(8,029)		91,163

OPERATING COSTS AND EXPENSES
Lease operating expense	14,989	1,920	—		16,909	(3,027)	(j)	13,882
Severance taxes	3,705	1,335	—		5,040	(694)	(j)	4,346
Impairment expense	66,740	800	—		67,540	—		67,540
Depreciation, depletion and amortization	28,258	7,271	(1,918)	(p)	33,611	(2,812)	(k)	30,799
General and administrative expense	14,838	2,383	—		17,221	(752)	(l)	16,469
Stock-based compensation	4,645	—	—		4,645	—		4,645
Transaction costs	4,676	—	(4,567)	(f)	109	—		109
Accretion of asset retirement obligation	378	—	—		378	(100)	(m)	278
Exploration expense	1	—	—		1	(1)	(j)	—
Total operating costs and expenses	138,230	13,709	(6,485)		145,454	(7,386)		138,068

Gain (loss) on sale of oil and gas properties	3,848	—	—		3,848	(865)		2,983

(Loss) income from operations	(61,980)	13,081	6,485		(42,414)	(1,508)		(43,922)

OTHER INCOME (EXPENSE)
Interest (expense) income, net	(1,873)	(712)	—		(2,585)	702	(n)	(1,883)
Write-off of deferred financing costs	(526)	—	—		(526)	—		(526)
Gain on derivative contracts, net	4,137	—	—		4,137	—		4,137
Other expense, net	(34)	—	—		(34)	—		(34)
Total other income (expense)	1,704	(712)	—		992	702		1,694

(Loss) income before income taxes	(60,276)	12,369	6,485		(41,422)	(806)		(42,228)
Income tax benefit (expense)	10,046	—	(7,529)	(g)	2,517	—	(o)	2,517
Net (loss) income	(50,230)	12,369	(1,044)		(38,905)	(806)		(39,711)

Less: Net (loss) income attributable to noncontrolling interests	(35,392)	—	11,570	(h)	(23,822)	(494)		(24,316)

Net (loss) income attributable to Earthstone Energy, Inc.	$(14,838)	$12,369	$(12,614)		$(15,083)	$(312)		$(15,395)

Net (loss) income per common share attributable to Earthstone Energy, Inc.:
Basic and diluted	$(0.66)				$(0.66)			$(0.68)

Weighted average common shares outstanding:
Basic and diluted	22,638,977		150,000	(i)	22,788,977			22,788,977

See accompanying Notes to the Unaudited Pro Forma Condensed Combined Financial Statements

EARTHSTONE ENERGY, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2016

(In thousands, except share and per share amounts)

	For the Year Ended December 31, 2016
	Earthstone Historical	Lynden Corp. Historical	Lynden Corp. Pro Forma Adjustments	Notes	Bold Historical	Bold Purchase Pro Forma Adjustments	Notes	Earthstone Pro Forma Results adjusted for Lynden and Bold Acquisitions	Pro Forma Adjustments - Bakken Asset Disposition	Notes	Earthstone Pro Forma Combined
REVENUES
Oil	$34,358	$3,007	$—		$15,792	$—		$53,157	$(6,480)	(j)	$46,677
Natural gas and Natural gas liquids	7,911	953	—		3,695	—		12,559	(840)	(j)	11,719
Total revenues	42,269	3,960	—		19,487	—		65,716	(7,320)		58,396

OPERATING COSTS AND EXPENSES
Lease operating expense	13,415	2,532	—		2,680	—		18,627	(2,611)	(j)	16,016
Severance taxes	2,198	202	—		1,004	—		3,404	(581)	(j)	2,823
Rig idle and contract termination expense	5,059	—	—		—	—		5,059	—		5,059
Re-engineering and workovers	1,652	—	—		—	—		1,652	(597)	(j)	1,055
Impairment expense	24,283	(24)	—		11,380	—		35,639	(17,647)	(v)	17,992
Depreciation, depletion and amortization	25,937	3,457	(826)	(w)	9,496	(4,184)	(p)	33,880	(3,538)	(k)	30,342
General and administrative expense	9,414	697	—		6,023	—		16,134	(1,082)	(l)	15,052
Stock-based compensation	3,301	—	—		—	—		3,301	—		3,301
Transaction costs	2,483	1,515	(2,445)	(q)	625	(2,178)	(f)	—	—		—
Accretion of asset retirement obligation	551	11	1	(r)	39	—		602	(162)	(m)	440
Exploration expense	5	—	—		—	—		5	—		5
Total operating costs and expenses	88,298	8,390	(3,270)		31,247	(6,362)		118,303	(26,218)		92,085

Gain on sale of oil and gas properties	8	—	—		—	—		8	—		8

(Loss) income from operations	(46,021)	(4,430)	3,270		(11,760)	6,362		(52,579)	18,898		(33,681)

OTHER INCOME (EXPENSE)
Interest (expense) income, net	(1,282)	(335)	(4)	(s)	(661)	—		(2,282)	610	(n)	(1,672)
(Loss) gain on derivative contracts, net	(6,638)	120	—		—	—		(6,518)	—		(6,518)
Other expense, net	(72)	—	—		—	—		(72)	—		(72)
Total other income (expense)	(7,992)	(215)	(4)		(661)	—		(8,872)	610		(8,262)

(Loss) income before income taxes	(54,013)	(4,645)	3,266		(12,421)	6,362		(61,451)	19,508		(41,943)
Income tax (expense) benefit	(528)	673	(923)	(t)	—	—		(778)	—	(o)	(778)
Net (loss) income	(54,541)	(3,972)	2,343		(12,421)	6,362		(62,229)	19,508		(42,721)

Less: Net (loss) income attributable to noncontrolling interest	—	—	—		—	(37,894)	(h)	(37,894)	12,030		(25,864)

Net (loss) income attributable to Earthstone Energy, Inc.	$(54,541)	$(3,972)	$2,343		$(12,421)	$44,256		$(24,335)	$7,478		$(16,857)

Net loss per common share attributable to Earthstone Energy, Inc.:
Basic and diluted	$(2.92)							$(1.09)			$(0.75)

Weighted average common shares outstanding:
Basic and diluted	18,651,582		3,622,238	(u)		150,000	(i)	22,423,820			22,423,820

See accompanying Notes to the Unaudited Pro Forma Condensed Combined Financial Statements

EARTHSTONE ENERGY INC.

NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

Note 1.  Basis of Presentation

Financial Accounting Standards Board (“FASB”)’s Accounting Standards Codification (“ASC”) 805, Business Combinations (“ASC 805”), requires, among other things, that assets acquired and liabilities assumed be recognized at their fair values, as determined in accordance with ASC 820, Fair Value Measurements, as of the acquisition date. In addition, the applicable accounting literature requires that consideration transferred be measured at the closing date of the acquisition, which may be different than the amount of consideration assumed in this unaudited pro forma condensed combined financial information.

The historical consolidated financial statements have been adjusted in the unaudited pro forma condensed combined financial statements to give effect to pro forma events that are (1) directly attributable to the Bakken Sale, the Bold Transaction and the Lynden Acquisition, (2) factually supportable and (3) with respect to the pro forma condensed combined statements of operations expected to have a continuing impact on the consolidated results following the Bakken Sale. The pro forma adjustments that are described in the accompanying notes and are based on available information and certain assumptions that Earthstone believes are reasonable; however, actual results may differ from those reflected in these statements. The unaudited pro forma condensed combined statements do not purport to represent what Earthstone’s financial position or results of operations would have been if the Bakken Sale, the Bold Transaction and the Lynden Acquisition had occurred on the dates indicated above, nor are they indicative of Earthstone’s future financial position or results of operations. Certain information normally included in financial statements and the accompanying notes prepared has been condensed or omitted. These unaudited pro forma condensed combined financial statements should be read in conjunction with the historical financial statements and related notes of Earthstone, Bold and Lynden Corp. for the periods presented.

Note 2. Accounting Policies and Presentation

The unaudited pro forma condensed combined balance sheet as of September 30, 2017 and the unaudited pro forma condensed combined statements of operations for the nine months ended September 30, 2017 and the year ended December 31, 2016 have been compiled in a manner consistent with the accounting policies adopted by Earthstone. Certain reclassifications and adjustments have been made to Bold’s historical financial information presented herein to conform to Earthstone’s historical presentation.

Note 3.  Adjustments to Unaudited Pro Forma Condensed Combined Balance Sheet

The following adjustments were made in the preparation of the unaudited pro forma condensed combined balance sheet:

(a)	Reflects the reduction of property, equipment and accumulated depreciation, depletion and amortization related to the divested properties in the Bakken Sale.

(b)

Reflects the use of the net proceeds of approximately $26.7 million from the Bakken Sale to repay $25.0 million outstanding under the Credit Facility and the remaining $1.7 million retained in cash for current operating funds.

(c)	Reflects the 2% fee of $0.5 million payable to the agent facilitating the Bakken Sale.

(d)	Eliminates the asset retirement obligations of the divested properties in the Bakken Sale.

(e)	Reflects the gain on the Bakken Sale of which 39% relates to Earthstone Energy, Inc. and 61% relates to the Noncontrolling interest.

Note 4. Adjustments to the Unaudited Pro Forma Condensed Combined Statements of Operations

The following adjustments were made in the preparation of the unaudited pro forma condensed combined statements of operations for the nine months ended September 30, 2017 and the year ended December 31, 2016:

(f)

Adjustments to reflect the elimination of non-recurring transaction costs for the year ended December 31, 2016 that were directly related to the Bold Transaction and are not expected to have a continuing impact.

(g)

To adjust the $7.5 million benefit resulting from a change in assessment of the realization of its net deferred tax assets due to the deferred tax liability that was recorded with respect to its investment in EEH as part of the Bold Transaction.

EARTHSTONE ENERGY INC.

NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

(h)	The noncontrolling interest for the nine months ended September 30, 2017 and for the year ended December 31, 2016 was 61.1% and 61.7%, respectively.

(i)	Adjustment to reflect 150,000 shares of Class A Common Stock issued to certain employees of Bold pursuant to the Contribution Agreement.

(j)	Eliminates the revenues and direct operating expenses of the divested properties in the Bakken Sale.

(k)	Reflects the reduction in depreciation, depletion and amortization resulting from excluding the divested properties in the Bakken Sale.

(l)	Eliminates the general and administrative costs associated with the office and personnel whose sole purpose was to support the operations of the Bakken assets.

(m)	Eliminates the accretion expense related to the asset retirement obligations of the divested properties in the Bakken Sale.

(n)	Reduces interest expense resulting from applying the net proceeds as repayment of amounts outstanding under the Credit Facility.

(o)	Income tax benefit associated with the Bakken assets has a full valuation allowance recorded against it.
(p)

Adjustments to reflect the decreased depreciation, depletion, and amortization expense that would have been recorded with respect to the Bold properties, had the closing of the Bold Transaction occurred on January 1, 2016 and the Bold properties had been adjusted to estimated fair value.

(q)	Adjustments to reflect the elimination of approximately $2.4 million for the five months ended May 18, 2016 in non-recurring transaction costs that were directly related to the Lynden Acquisition.
(r)	Adjustments to reflect additional accretion expense that would have been recorded with respect to Lynden Corp. properties, had the Lynden Acquisition occurred on January 1, 2016.
(s)	Adjustments to reflect the difference in interest expense that would have been recorded with respect to Lynden Corp.’s debt, had the Lynden Acquisition occurred on January 1, 2016.
(t)

Adjustment to reflect the estimated incremental income tax benefit (expense) associated with the Lynden Corp. pro forma adjustments assuming all of the combined company’s earnings had been subject to federal income tax using an effective tax rate of approximately 34.5%. This rate is inclusive of federal and state income taxes.

(u)	Adjustment to reflect issuance of shares of Common Stock related to the Lynden Acquisition assuming it occurred on January 1, 2016.
(v)	Reflects the reduction in impairment expense resulting from excluding the divested properties in the Bakken Sale.
(w)

Adjustments to reflect the decreased depreciation, depletion, and amortization expense that would have been recorded with respect to the Lynden Corp. properties, had the closing of the Lynden Acquisition occurred on January 1, 2016 and the Lynden Corp. properties been adjusted to estimated fair value.

Note 5. Supplemental Unaudited Pro Forma Combined Oil, Natural Gas and Natural Gas Liquids Reserves and Standardized Measure Information

The following table sets forth information with respect to the historical and pro forma combined estimated oil, natural gas and natural gas liquids, or NGLs, reserves as of December 31, 2016 for Earthstone and Bold. The Earthstone and Bold reserve data presented below was derived from independent engineering reports of each company. Cawley Gillespie & Associates, Inc. (“CG&A”) prepared the Earthstone reserve estimates as of December 31, 2016 and Ryder Scott prepared the Bold reserve estimates as of December 31, 2016. Future exploration, exploitation and development expenditures, as well as future commodity prices and service costs, will affect the

EARTHSTONE ENERGY INC.

NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

quantity of reserve volumes. The reserve estimates shown below were determined using the average first day of the month price for each of the preceding 12 months for oil, natural gas and natural gas liquids for the year ended December 31, 2016 for Earthstone and Bold.

	Earthstone Historical as of December 31, 2016	Bold Historical as of December 31, 2016 (2)	Bakken Properties as of December 31, 2016 (2) (3)	Pro Forma Combined (4)
Estimated Proved Reserves:
Oil (MBbl)	7,111	9,036	(1,192)	14,955
Natural Gas (MMcf)	20,401	29,111	(3,212)	46,300
Natural Gas Liquids (MBbl)	1,540	—	—	1,540
Total (MBOE) (1)	12,051	13,888	(1,728)	24,211
Estimated Proved Developed Reserves:				-
Oil (MBbl)	6,052	3,537	(1,184)	8,405
Natural Gas (MMcf)	13,545	13,865	(3,195)	24,215
Natural Gas Liquids (MBbl)	1,051	—	—	1,051
Total (MBOE) (1)	9,361	5,848	(1,716)	13,493
Estimated Proved Undeveloped Reserves:
Oil (MBbl)	1,059	5,499	(8)	6,550
Natural Gas (MMcf)	6,856	15,246	(17)	22,085
Natural Gas Liquids (MBbl)	489	—	—	489
Total (MBOE) (1)	2,690	8,040	(12)	10,718

(1)	Assumes a ratio of 6 Mcf of natural gas per barrel of oil.

(2)	Estimated on a 2-stream basis (oil and wet gas), while the remaining quantities were estimated on a 3-stream basis (oil, NGLs and residue gas).

(3)	Based on the Bakken reserves estimated by our independent reserve engineers as of December 31, 2016.
(4)	As of September 30, 2017, holders of our Class B common stock owned a non-controlling indirect interest of 61.1% of the estimated proved reserves.

The following table sets forth summary information with respect to historical and pro forma combined oil, natural gas and natural gas liquids production for the year ended December 31, 2016 for Earthstone and Bold. The Earthstone oil, natural gas and natural gas liquids production data presented below was derived from Earthstone’s Annual Report on Form 10-K/A for the year ended December 31, 2016. The Bold oil and natural gas production data presented below was derived from Bold management’s internal reports.

	Earthstone Historical for the Year Ended December 31, 2016	Bold Historical for the Year Ended December 31, 2016 (2)	Bakken Properties for the Year Ended December 31, 2016 (3)	Pro Forma Combined (4)
Oil (MBbl)	878	373	(188)	1,063
Natural Gas (MMcf)	2,171	1,180	(269)	3,082
Natural Gas Liquids (MBbl)	225	—	(35)	190
Total (MBOE) (1)	1,465	570	(268)	1,767

(1)	Assumes a ratio of 6 Mcf of natural gas per barrel of oil.

(2)	Bold’s production is reported on a 2-stream basis, while the production of Earthstone is reported on a 3-stream basis.

(3)	Historical production for the Bakken properties for the year ended December 31, 2016.
(4)

Historical production for Earthstone for the year ended December 31, 2016 does not include production from Lynden Corp.’s properties prior to the close of the Lynden Acquisition from January 1, 2016 to May 18, 2016.

The following unaudited pro forma estimated discounted future net cash flows reflect Earthstone and Bold as of December 31, 2016. The unaudited pro forma standardized measure of discounted future net cash flows are as follows (in thousands):

EARTHSTONE ENERGY INC.

NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

	Earthstone Historical as of December 31, 2016	Bold Historical as of December 31, 2016	Bakken Properties as of December 31, 2016	Pro Forma Combined (1)
Future cash inflows	$346,948	$452,512	$(47,977)	$751,483
Future production costs	(172,062)	(138,032)	26,156	(283,938)
Future development costs	(29,814)	(98,519)	2,834	(125,499)
Future income tax costs	—	(2,376)	—	(2,376)
Future net cash flows	145,072	213,585	(18,987)	339,670
10% discount to reflect timing of cash flows	(59,189)	(133,522)	6,520	(186,191)
Standardized measure of discounted future net cash flows	$85,883	$80,063	$(12,467)	$153,479

The following is an unaudited summary of changes in pro forma standardized measure of discounted future net cash flows relating to proved oil and natural gas reserves. The unaudited summary of changes in pro forma standardized measure of discounted future net cash flows is as follows (in thousands):

	Earthstone Historical for the Year Ended December 31, 2016	Bold Historical for the Year Ended December 31, 2016	Bakken Properties for the Year Ended December 31, 2016	Pro Forma Combined (1)
Beginning of the year	$104,396	$39,150	$(24,614)	$118,932
Sales of oil and gas produced, net of production costs	(24,998)	(15,804)	3,531	(37,271)
Net changes in prices and production costs	(102,143)	(2,414)	10,600	(93,957)
Extensions, discoveries, and improved recoveries	241	51,436	(1,580)	50,097
Net changes in taxes	—	(467)	—	(467)
Previously estimated development costs incurred	27,770	5,289	(2,977)	30,082
Net change in future development costs	102,267	(6,455)	(5,308)	90,504
Purchases of minerals in place	16,921	292	—	17,213
Revisions of previous quantity estimates	(45,239)	8,266	10,604	(26,369)
Accretion of discount	11,506	3,980	(2,346)	13,140
Changes in timing and other	(4,838)	(3,210)	(377)	(8,425)
End of year	$85,883	$80,063	$(12,467)	$153,479

(1)

Earthstone’s historical net cash flows as of December 31, 2016 do not include historical net cash flows from Lynden Corp.’s properties prior to the close of the Lynden Acquisition from January 1, 2016 to May 18, 2016.